Exhibit 99.1

Cognex Corporation Reports First Quarter Results

Machine Vision Company Announces a Reduction to its Quarterly Cash Dividend

NATICK, Mass.--(BUSINESS WIRE)--May 4, 2009--Cognex Corporation (NASDAQ: CGNX) today announced its financial results for the first quarter ended April 5, 2009. Its revenue, loss and loss per share from continuing operations for the quarter are compared to the first and fourth quarters of 2008 in Table 1 below.

Table 1

	Revenue from Continuing Operations	Income/(loss) from Continuing Operations	Income/(loss) per Diluted Share from Continuing Operations
Quarterly Comparisons
Current quarter: Q1-09	$42,287,000	($3,410,000)	($0.09)
Prior year’s quarter: Q1-08	$60,513,000	$8,590,000	$0.20
Change from Q1-08 to Q1-09	(30%)	(140%)	(143%)
Prior quarter: Q4-08	$51,822,000	$1,814,000	$0.05
Change from Q4-08 to Q1-09	(18%)	(288%)	(288%)

Cognex also announced that its Board of Directors declared a quarterly cash dividend of $0.05 per share, which represents a reduction of $0.10 from the $0.15 dividend paid in the prior quarter. The dividend is payable on June 19, 2009, to all shareholders of record at the close of business on June 5, 2009.

“Our results and the dividend reduction announced today are disappointing, and are due to the dismal global business environment,” said Dr. Robert J. Shillman, the Chairman and Chief Executive Officer of Cognex. “Customer demand slowed considerably in the first quarter as manufacturers cut spending, and we see no near-term recovery. In light of these facts, we took action to reduce our costs, and, as a result, we expect operating expenses for the second quarter of 2009 to decrease by 7% to 10% on a sequential basis (excluding pre-tax restructuring charges of approximately $4,500,000). And, to further preserve cash, the Board reduced our quarterly cash dividend by 67% to $0.05 per share.”

Over the past six months, Cognex has implemented a number of cost-containment measures to more closely align expenses to the lower level of customer demand. These measures include the elimination of approximately 145 employees and contractors, cuts in certain executive salaries, a restricted hiring plan, the elimination of salary increases (other than for promotions), a reduction in leased office space, a mandatory shut-down schedule, a lower 401(k) plan contribution match, and decreases in discretionary spending. Projected savings from these actions are estimated to be approximately $21,000,000 on an annualized basis once fully implemented.

Dr. Shillman continued, “Despite our cost reductions, we will continue to invest in those strategic initiatives that we believe have the greatest promise for future growth. We see many opportunities for machine vision, both in the markets we serve today and in the new markets we plan to enter, and we intend to capitalize on these opportunities to grow our business irrespective of the down economy.”

Details of the Quarter

Statement of Operations Highlights – First Quarter of 2009

  Revenue for the first quarter of 2009 decreased 30% from the first quarter of 2008 and 18% from the prior quarter. Revenue from the Semiconductor and Electronics Capital Equipment (SEMI) and Factory Automation markets declined both year-on-year and sequentially, and revenue from the Surface Inspection market declined on a sequential basis. Excluding $4,400,000 of revenue in the first quarter of 2009 related to a single customer contract that had been deferred until the contract was completed, the largest decline in absolute dollars both year-on-year and sequentially was in Factory Automation.

  Gross margin was 68% in the first quarter of 2009, 72% in the first quarter of 2008 and 71% in the prior quarter. Gross margin in the first quarter of 2009 benefited from $4,400,000 of revenue related to a single customer contract that had been deferred until the contract was completed. Excluding this revenue, which had a product margin in excess of 90%, gross margin would have been 65%. The decrease in gross margin year-on-year is due to product mix; revenue from surface inspection systems, which have a lower product margin than modular vision systems, represented a higher percentage of total revenue in the first quarter of 2009 than in the first quarter of 2008. The decrease on a sequential basis is due to a higher provision for excess inventory in the first quarter of 2009.
  Research, Development & Engineering (R, D & E) spending in the first quarter of 2009 decreased 1% from the first quarter of 2008 and 2% from the prior quarter. The decrease in R, D & E spending year-on-year and sequentially is due to cost-saving initiatives implemented by Cognex as well as lower stock option expense.
  Selling, General & Administrative (S, G & A) spending in the first quarter of 2009 decreased 1% from the first quarter of 2008 and 11% from the prior quarter. S, G & A spending decreased year-on-year due to the impact of foreign exchange rates on the company’s international operations as well as cost-savings initiatives in areas such as marketing communications, the sales kick-off meeting, travel and entertainment, and sales demonstration equipment. Offsetting this lower spending were higher employee-related costs, including stock option expense, and a charge of $1,000,000 for the write down of an intangible asset to its estimated fair value. On a sequential basis, S, G & A spending decreased due to lower employee-related expenses, including stock option expense, and lower discretionary spending.
  Cognex reported a restructuring charge of $297,000 in the first quarter of 2009 and $258,000 in the prior quarter related to the scheduled mid-2009 closure of the company’s Duluth, Georgia facility.

  Cognex reported a foreign currency loss of $392,000 in the first quarter of 2009, a foreign currency gain of $1,118,000 in the first quarter of 2008 and a foreign currency gain of $1,699,000 in the prior quarter. The company recognizes foreign currency gains and losses on the revaluation and settlement of receivable and payable balances that are reported in one currency and collected or paid in another.
  Investment and other income was $2,684,000 in the first quarter of 2009, $2,332,000 in the first quarter of 2008 and $1,819,000 in the prior quarter. The increase year-on-year and sequentially is due to higher other income in the first quarter of 2009, which was partially offset by lower yields and a lower average invested balance.
  The effective tax rate was (18%) in the first quarter of 2009, 25% in the first quarter of 2008 and 5% in the prior quarter. Excluding discrete tax items, the effective tax rate would have been (18%), 24%, and 25%, respectively. The lower rate on the first quarter’s tax benefit is due to more of the company’s losses being incurred in lower tax jurisdictions.

Balance Sheet Highlights – April 5, 2009

  Cognex’s financial position at April 5, 2009 was very strong, with approximately $207,000,000 in cash and investments and no debt. In the first quarter of 2009, Cognex generated positive cash flow from operations of approximately $500,000, and paid out approximately $6,000,000 in dividends to shareholders.
  Inventories at April 5, 2009 decreased by approximately $670,000, or 3%, from the end of 2008, and inventory turns in the first quarter were equivalent to 2.1 times per year.

Financial Outlook

Given the high degree of uncertainty resulting from global economic conditions, Cognex is not providing revenue or earnings per share expectations for the second quarter of 2009 as it cannot do so with any degree of confidence. However, Cognex expects that revenue for Q2-09 will decrease both year-on-year and sequentially, and that it will report a loss from continuing operations for the quarter both including and excluding pre-tax restructuring charges.

Non-GAAP Financial Measures

Exhibit 2 of this press release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes that these non-GAAP financial measures are useful to investors because they allow investors to more accurately assess and compare the company’s results over multiple periods and to evaluate the effectiveness of the methodology used by management to review its operating results. In particular, Cognex incurs expense related to stock options included in its GAAP presentation of cost of revenue, research, development, and engineering expenses (R, D & E), and selling, general and administrative expenses (S, G & A). Cognex excludes these expenses for the purpose of calculating non-GAAP adjusted income/(loss) from continuing operations and non-GAAP adjusted income/(loss) from continuing operations per share when it evaluates its continuing operational performance and in connection with its budgeting process and the allocation of resources, because these expenses have no current effect on cash or the future uses of cash and they fluctuate as a result of changes in Cognex’s stock price. Cognex also excludes certain items if they are one-time discrete events, such as those affecting the gross margin and the tax provision, and restructuring charges related to cost-cutting initiatives. Cognex does not intend for these non-GAAP financial measures to be considered in isolation, nor as a substitute for financial information provided in accordance with GAAP.

Analyst Conference Call and Simultaneous Webcast

Cognex will host a conference call to discuss its results for the first quarter of 2009, as well as its financial and business outlook, today at 5:00 p.m. eastern time. The telephone number for the live call is 866-243-8959 (or 703-639-1166 if outside the United States). A replay will begin at 8:00 p.m. eastern time today and will run continuously until 11:59 p.m. eastern time on Thursday, May 7, 2009. The telephone number for the replay is 888-266-2081 (or 703-925-2533 if outside the United States) and the access code is 1348470.

Internet users can listen to a real-time audio broadcast of the conference call, as well as an archive replay of the call, on Cognex’s website at http://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures, and markets machine vision sensors and systems, or devices that can "see." Cognex vision sensors are used in factories around the world to automate the manufacture of a wide range of items and to assure their quality. Cognex is the world's leader in the machine vision industry, having shipped more than 450,000 machine vision systems, representing over $2.5 billion in cumulative revenue, since the company's founding in 1981. In addition to its corporate headquarters in Natick, Massachusetts, Cognex also has regional offices and distributors located throughout North America, Japan, Europe, Asia, and Latin America. Visit Cognex on-line at http://www.cognex.com/.

Forward-Looking Statements

Certain statements made in this press release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” ”estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” and similar words. These forward-looking statements, which include statements regarding business and market trends, and the company’s curtailment of spending, strategic plans and financial outlook, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) current and future conditions in the global economy; (2) the cyclicality of the semiconductor and electronics industries; (3) the inability to achieve significant international revenue; (4) fluctuations in foreign currency exchange rates; (5) the loss of, or a significant curtailment of purchases by, a large customer; (6) the reliance upon key suppliers to manufacture and deliver critical components for Cognex products; (7) the inability to attract and retain skilled employees; (8) the inability to design and manufacture high-quality products; (9) the technological obsolescence of current products and the inability to develop new products; (10) the failure to effectively manage product transitions or accurately forecast customer demand; (11) the failure to properly manage the distribution of products and services; (12) the inability to protect Cognex proprietary technology and intellectual property; (13) Cognex’s involvement in time-consuming and costly litigation; (14) the impact of competitive pressures; (15) the challenges in integrating and achieving expected results from acquired businesses; (16) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (17) potential disruption to Cognex’s business from its restructuring programs; (18) exposure to additional tax liabilities; and (19) the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year 2008. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

COGNEX CORPORATION
Statements of Operations
(Unaudited)
Dollars in thousands, except per share amounts

	Three Months Ended
	Apr. 5,	Dec. 31,	Mar. 30,
	2009	2008	2008

Revenue	$42,287	$51,822	$60,513

Cost of revenue (1)	13,464	14,939	17,055

Gross margin	28,823	36,883	43,458
Percentage of revenue	68%	71%	72%

Research, development, and engineering expenses (1)	8,835	8,970	8,929
Percentage of revenue	21%	17%	15%

Selling, general, and administrative expenses (1)	26,141	29,267	26,526
Percentage of revenue	62%	56%	44%

Restructuring charge	297	258	-

Operating income (loss)	(6,450)	(1,612)	8,003
Percentage of revenue	(15%)	(3%)	13%

Foreign currency gain (loss)	(392)	1,699	1,118

Investment and other income	2,684	1,819	2,332

Income (loss) from continuing operations before income tax expense	(4,158)	1,906	11,453

Income tax expense (benefit) on continuing operations	(748)	92	2,863

Income (loss) from continuing operations	(3,410)	1,814	8,590
Percentage of revenue	(8%)	4%	14%

Loss from operations of discontinued business, net of tax	-	-	(115)

Net income (loss)	$(3,410)	$1,814	$8,475

Diluted earnings (loss) per weighted-average common and common equivalent share:
Income (loss) from continuing operations (2)	$(0.09)	$0.05	$0.20
Loss from discontinued operations	$-	$-	$-
Net income (loss)	$(0.09)	$0.05	$0.20

Diluted weighted-average common and common
equivalent shares outstanding	39,655	39,684	43,116

Cash dividends per common share	$0.150	$0.150	$0.085

Cash and investments per common share	$5.22	$5.58	$6.08

Shareholders' equity per common share	$9.99	$10.42	$11.11

(1)Amounts include stock option expense, as follows:
Cost of revenue	$271	$233	$358
Research, development, and engineering	576	742	865
Selling, general, and administrative	1,008	1,944	650
Total stock option expense	$1,855	$2,919	$1,873

(2)Income from continuing operations per diluted common and common equivalent share excluding stock option expense	$(0.05)	$0.09	$0.23

COGNEX CORPORATION
Reconciliation of Selected Items from GAAP to Non-GAAP
(Unaudited)
Dollars in thousands, except per share amounts

	Three Months Ended
	Apr. 5,	Dec. 31,	Mar. 30,
	2009	2008	2008

Gross margin (GAAP)	$28,823	$36,883	$43,458
Percentage of revenue (GAAP)	68%	71%	72%

Gross margin on revenue related to a single customer contract	$4,030	$-	$-
Gross margin excluding benefit from revenue related to a single
customer contract (Non-GAAP)	$24,793	$36,883	$43,458
Percentage of revenue (Non-GAAP)	65%	71%	72%

Research, development, and engineering expenses (GAAP)	$8,835	$8,970	$8,929
Selling, general, and administrative expenses (GAAP)	$26,141	$29,267	$26,526
Total RD&E and SG&A (GAAP)	$34,976	$38,237	$35,455

Stock option expense included in RD&E and SG&A as follows:
Research, development, and engineering expenses	$576	$742	$865
Selling, general, and administrative expenses	$1,008	$1,944	$650
Total stock option expense included in RD&E and SG&A	$1,584	$2,686	$1,515

Total RD&E and SG&A excluding
stock option expense (Non-GAAP)	$33,392	$35,551	$33,940

Income (loss) from continuing operations before income tax expense (GAAP)	$(4,158)	$1,906	$11,453

Income tax expense (benefit) on continuing operations (GAAP)	$(748)	$92	$2,863
Effective tax rate (GAAP)	(18%)	5%	25%

Adjustment to year-to-date effective tax rate	-	(308)	-
Discrete tax events	-	(80)	88
Income tax expense (benefit) on continuing operations excluding
year-to-date adjustments and discrete tax events (Non-GAAP)	$(748)	$480	$2,775
Effective tax rate (Non-GAAP)	(18%)	25%	24%

Income (loss) from continuing operations excluding year-to-date
adjustments and discrete tax events (Non-GAAP)	$(3,410)	$1,426	$8,678
Percentage of revenue (Non-GAAP)	(8%)	3%	14%

Income (loss) from continuing operations (GAAP)	$(3,410)	$1,814	$8,590
Stock option expense, net of tax	$1,246	$1,952	$1,277
Income (loss) from continuing operations
excluding stock option expense (Non-GAAP)	$(2,164)	$3,766	$9,867

Income (loss) from continuing operations per diluted share (GAAP)	$(0.09)	$0.05	$0.20
Stock option expense, net of tax	$0.04	$0.04	$0.03
Income (loss) from continuing operations per diluted share
excluding stock option expense (Non-GAAP)	$(0.05)	$0.09	$0.23

COGNEX CORPORATION
Balance Sheets
(Unaudited)
In thousands

	April 5,	December 31,
	2009	2008

Assets

Cash and investments	$206,848	$221,086

Accounts receivable	21,895	30,510

Inventories	24,395	25,063

Property, plant, and equipment	28,011	27,764

Goodwill and intangible assets	109,232	112,043

Other assets	55,314	57,581

Total assets	$445,695	$474,047

Liabilities and Shareholders' Equity

Accounts payable and accrued liabilities	$22,065	$28,635

Income taxes	11,924	12,908

Deferred revenue and customer deposits	15,392	19,429

Shareholders' equity	396,314	413,075

Total liabilities and shareholders' equity	$445,695	$474,047

COGNEX CORPORATION
Additional Information Schedule
(Unaudited)
Dollars in thousands

	Three Months Ended
	Apr. 5,	Dec. 31,	Mar. 30,
	2009	2008	2008

Revenue	$42,287	$51,822	$60,513

Revenue by division:
Modular Vision Systems Division	83%	82%	90%
Surface Inspection Systems Division	17%	18%	10%
Total	100%	100%	100%

Revenue by geography:
Americas	35%	29%	30%
Europe	34%	40%	36%
Japan	24%	22%	24%
Asia	7%	9%	10%
Total	100%	100%	100%

Revenue by market:
Discrete factory automation	77%	70%	68%
Web and surface inspection	17%	18%	10%
Semiconductor and electronics capital equipment	6%	12%	22%
Total	100%	100%	100%

CONTACT:
Cognex Corporation
Susan Conway, 508-650-3353
Director of Investor Relations
susan.conway@cognex.com